Exhibit 99.2

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 15, 2012, Jazz Pharmaceuticals Public Limited Company completed the sale of certain assets relating to its women’s health business, which includes six products (the “Women’s Health Assets”), to Meda Pharmaceuticals Inc. and Meda Pharma, Sàrl (collectively, “Meda”) for cash consideration of $95 million, plus an additional amount for certain purchased inventory transferred to Meda as of the closing of the sale of the Women’s Health Assets (such sale, the “Disposition”). The products included in the Women’s Health Assets sold to Meda were Elestrin® (estradiol gel), Gastrocrom® (cromolyn sodium, USP), Natelle® One (prenatal vitamin), AVC™ Cream (sulfanilamide), Gesticare® DHA (prenatal multi-vitamin) and Urelle® (urinary antiseptic).

On January 18, 2012, the businesses of Jazz Pharmaceuticals, Inc. (“JPI”) and Azur Pharma Public Limited Company (“Azur”) were combined in a merger transaction (the “Azur Merger”). As part of the Azur Merger, a wholly-owned subsidiary of Azur merged with and into JPI, with JPI surviving the Azur Merger as a wholly-owned subsidiary of Jazz Pharmaceuticals Public Limited Company. Prior to the Azur Merger, Azur changed its name to Jazz Pharmaceuticals Public Limited Company. The Azur Merger was accounted for as a reverse acquisition under the acquisition method of accounting for business combinations, with JPI treated as the acquiring company in the Azur Merger for accounting purposes. All references herein to “Azur” refer to Jazz Pharmaceuticals Public Limited Company prior to the completion of the Azur Merger, and all references herein to “Jazz” or the “Company” refer to Jazz Pharmaceuticals Public Limited Company as of and following the completion of the Azur Merger. Upon the consummation of the Azur Merger, the historical financial statements of JPI became the Company’s historical financial statements. Accordingly, all references herein to the historical financial statements of the Company for periods prior to the Azur Merger refer to the historical financial statements of JPI. For financial statement reporting purposes, the Women’s Health Assets, which were owned by Azur prior to the Azur Merger, were acquired by the Company in the Azur Merger.

On June 12, 2012, the Company completed the acquisition of EUSA Pharma Inc. (now known as Jazz Pharmaceuticals (EUSA Pharma) Inc.) (“EUSA”) in connection with which an indirect wholly-owned subsidiary of the Company merged with and into EUSA, with EUSA continuing as the surviving corporation and as an indirect wholly-owned subsidiary of the Company (the “EUSA Acquisition” and together with the Azur Merger, the “Mergers”).

The unaudited pro forma condensed combined balance sheet at June 30, 2012 gives effect to the Disposition as if it had occurred on June 30, 2012. As of June 30, 2012, the acquired Azur and EUSA businesses had been consolidated with the Company for balance sheet purposes.

The unaudited pro forma condensed combined statements of operations for each of the year ended December 31, 2011 and the six months ended June 30, 2012 are presented as if the Mergers and the Disposition (collectively, the “Transactions”) were all consummated on January 1, 2011. The unaudited pro forma condensed combined financial statements presented herein are based on the historical financial statements of Jazz, Azur and EUSA after giving effect to the Mergers (using the acquisition method of accounting) and to the Disposition by applying the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 combines the Company’s unaudited consolidated statement of operations for the six months ended June 30, 2012 with Azur’s unaudited consolidated statement of operations from January 1, 2012 through the effective time of the Azur Merger on January 18, 2012 and EUSA’s unaudited consolidated statement of operations from January 1, 2012 through the effective time of the EUSA Acquisition on June 12, 2012. Operations of the acquired Azur and EUSA businesses were reflected in the operating results of the Company after January 18, 2012 and June 12, 2012, respectively.

The Jazz consolidated balance sheet and statement of operations information as of and for the six months ended June 30, 2012 was derived from its unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 (the “Jazz 10-Q”).

The Jazz statement of operations information for the year ended December 31, 2011 was derived from its audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2011, filed by the Company with the SEC on behalf of and as successor to JPI (Commission File No. 001-33500) (the “Jazz 10-K”).

The Azur statement of operations information for the year ended December 31, 2011 was derived from its audited consolidated financial statements included in the separate Annual Report on Form 10-K for the year ended December 31, 2011 filed by the Company with the SEC (Commission File No. 333-177528) (the “Azur 10-K”).

The EUSA statement of operations information for the year ended December 31, 2011 was derived from its audited consolidated financial statements for the year ended December 31, 2011 included in Exhibit 99.1 to a Current Report on Form 8-K/A filed by the Company with the SEC on August 10, 2012 (the “EUSA 8-K”).

Certain information and notes normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission governing pro forma information. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses, including future integration costs, that may be associated with the Transactions. The unaudited pro forma condensed combined financial information is provided for illustrative purposes only, in accordance with the adjustments and estimates set forth below, and does not purport to represent the results of operations that actually would have been realized had JPI, Azur and EUSA been a combined company during the specified periods and the Transactions had occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma condensed combined financial statements reflect estimates and assumptions that the Company’s management believes to be reasonable.

The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical audited consolidated financial statements of Jazz for the year ended December 31, 2011 included in the Jazz 10-K; the historical unaudited consolidated financial statements of Jazz as of and for the six months ended June 30, 2012 included in the Jazz 10-Q; the historical audited consolidated financial statements of Azur for the year ended December 31, 2011 included in the Azur 10-K; and the historical audited consolidated financial statements of EUSA for the year ended December 31, 2011 included in Exhibit 99.1 to the EUSA 8-K.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2012

(in thousands)

	Historical Jazz	Pro Forma Adjustments for the Disposition		Pro Forma As Adjusted for the Disposition
ASSETS
Current assets:
Cash and cash equivalents	$154,543	$97,584	a	$252,127
Accounts receivable, net	78,130	—		78,130
Inventories	48,355	(4,861)	b	43,494
Prepaid expenses	5,906	(51)	b	5,855
Other current assets	13,508	—		13,508

Total current assets	300,442	92,672		393,114
Property and equipment, net	4,631	—		4,631
Intangible assets, net	927,409	(43,438)	b	883,971
Goodwill	446,236	(12,916)	c	433,320
Other long-term assets	19,226	—		19,226

Total assets	$1,697,944	$36,318		$1,734,262

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,505	$—		$34,505
Accrued liabilities	125,080	(195)	b	128,188
		3,303	d
Current portion of long-term debt	23,750	—		23,750
Purchased product rights liability	6,972	—		6,972
Deferred revenue	2,011	—		2,011

Total current liabilities	192,318	3,108		195,426
Deferred revenue, non-current	7,356	—		7,356
Long-term debt, less current portion	444,190	—		444,190
Contingent consideration	35,300	—		35,300
Deferred tax liability	185,706	—		185,706
Other non-current liabilities	1,615	—		1,615

Total liabilities	866,485	3,108		869,593
Shareholders’ equity:
Ordinary shares	6	—		6
Non-voting euro deferred shares	55	—		55
Capital redemption reserve	471	—		471
Additional paid-in capital	1,126,371	—		1,126,371
Accumulated other comprehensive loss	(388)	—		(388)
Accumulated deficit	(295,056)	33,210	b	(261,846)

Total shareholders’ equity	831,459	33,210		864,669

Total liabilities and shareholders’ equity	$1,697,944	$36,318		$1,734,262

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2012

(in thousands, except per share amounts)

	Historical Jazz	Historical Azur from January 1, 2012 to January 18, 2012	Historical EUSA from January 1, 2012 to June 12, 2012	Pro Forma Adjustments for the Mergers		Pro Forma Combined	Pro Forma Adjustments for the Disposition		Pro Forma Combined As Adjusted for the Disposition
Revenues:
Product sales, net	$235,646	$881	$82,832	$(1,226)	g	$318,133	$(11,332)	e	$306,801
Royalties and contract revenues	2,307	—	—	(159)	f	2,907	—		2,907
				759	g

Total revenues	237,953	881	82,832	(626)		321,040	(11,332)		309,708
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technology)	26,128	446	28,359	(6,380)	h	48,553	(4,226)	e	44,327
Selling, general and administrative	107,637	16,809	49,852	4,147	g	111,775	(6,427)	e	105,298
				(9,677)	i		(50)	k
				(33,135)	k
				(23,858)	l
Research and development	6,280	161	12,208	(4,445)	g	14,204	—		14,204
Intangible asset amortization	29,264	558	5,011	(169)	g	44,902	(5,563)	e	39,339
				(5,400)	m
				(25,790)	n
				41,428	o

Total operating expenses	169,309	17,974	95,430	(63,279)		219,434	(16,266)		203,168

Income (loss) from operations	68,644	(17,093)	(12,598)	62,653		101,606	4,934		106,540
Interest expense, net	(1,450)	(13)	(13,342)	13,421	p	(13,708)	—		(13,708)
				(12,324)	q
Other income (expense)	(258)	—	2,562	—		2,304	—		2,304
Increase in value of warrant liability	—	—	258	(258)	r	—	—		—

Income (loss) before provision for income tax expense	66,936	(17,106)	(23,120)	63,492		90,202	4,934		95,136
Provision (benefit) for income tax expense	12,110	15	3,369	(3,818)	s	11,676	—		11,676

Net income (loss)	$54,826	$(17,121)	$(26,489)	$67,310		$78,526	$4,934		$83,460

Net income (loss) per share:
Basic	$0.99	$(0.41)				$1.39			$1.47

Diluted	$0.92	$(0.41)				$1.30			$1.38

Weighted-average common shares used in computing net income (loss) per share:
Basic	55,437	41,667				56,592			56,592

Diluted	59,319	41,667				60,473			60,473

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2011

(in thousands, except per share amounts)

	Historical Jazz	Historical Azur	Historical EUSA	Pro Forma Adjustments for the Mergers		Pro Forma Combined	Pro Forma Adjustments for the Disposition		Pro Forma Combined As Adjusted for the Disposition
Revenues:
Product sales, net	$266,518	$94,243	$95,206	$(2,865)	g	$453,102	$(30,356)	e	$422,746
Royalties and contract revenues	5,759	—	—	(365)	f	7,029	—		7,029
				1,635	g

Total revenues	272,277	94,243	95,206	(1,595)		460,131	(30,356)		429,775
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technology)	13,942	15,172	40,716	—		69,830	(6,014)	e	63,816
Selling, general and administrative	108,936	47,472	33,835	8,487	g	184,459	(11,189)	e	173,270
				(76)	j
				(14,195)	k
Research and development	14,120	6,789	32,780	(7,033)	g	46,656	—		46,656
Intangible asset amortization	7,448	11,946	11,374	(364)	g	94,977	(11,125)	e	83,852
				(22,956)	m
				87,529	o

Total operating expenses	144,446	81,379	118,705	51,392		395,922	(28,328)		367,594

Income (loss) from operations	127,831	12,864	(23,499)	(52,987)		64,209	(2,028)		62,181
Interest expense, net	(1,675)	(468)	(11,455)	11,455	p	(30,916)	—		(30,916)
				(28,773)	q
Other income	75	9,467	33	2,320	g	2,465	—		2,465
				(9,430)	r
Loss on extinguishment of debt	(1,247)	—	—	—		(1,247)	—		(1,247)
Increase in value of warrant liability	—	—	(173)	173	r	—	—		—

Income (loss) before provision for income tax expense	124,984	21,863	(35,094)	(77,242)		34,511	(2,028)		32,483
Provision (benefit) for income tax expense	—	1,251	(5,029)	(12,348)	s	(16,126)	—		(16,126)

Net income (loss)	$124,984	$20,612	$(30,065)	$(64,894)		$50,637	$(2,028)		$48,609

Net income per share:
Basic	$3.01	$0.49				$0.94			$0.90

Diluted	$2.67	$0.49				$0.86			$0.82

Weighted-average common shares used in computing net income per share:
Basic	41,499	41,667				53,859			53,859

Diluted	46,798	41,667				59,158			59,158

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On October 15, 2012, Jazz Pharmaceuticals Public Limited Company completed the sale of certain assets relating to its women’s health business, which includes six products (the “Women’s Health Assets”), to Meda Pharmaceuticals Inc. and Meda Pharma, Sàrl (collectively, “Meda”) for cash consideration of $95 million, plus an additional amount for certain purchased inventory transferred to Meda as of the closing of the sale of the Women’s Health Assets (such sale, the “Disposition”). The products included in the Women’s Health Assets sold to Meda were Elestrin® (estradiol gel), Gastrocrom® (cromolyn sodium, USP), Natelle® One (prenatal vitamin), AVC™ Cream (sulfanilamide), Gesticare® DHA (prenatal multi-vitamin) and Urelle® (urinary antiseptic).

On January 18, 2012, the businesses of Jazz Pharmaceuticals, Inc. (“JPI”) and Azur Pharma Public Limited Company (“Azur”) were combined in a merger transaction (the “Azur Merger”). As part of the Azur Merger, a wholly-owned subsidiary of Azur merged with and into JPI, with JPI surviving the Azur Merger as a wholly-owned subsidiary of Jazz Pharmaceuticals Public Limited Company. Prior to the Azur Merger, Azur changed its name to Jazz Pharmaceuticals Public Limited Company. The Azur Merger was accounted for as a reverse acquisition under the acquisition method of accounting for business combinations, with JPI treated as the acquiring company in the Azur Merger for accounting purposes. All references herein to “Azur” refer to Jazz Pharmaceuticals Public Limited Company prior to the completion of the Azur Merger, and all references herein to “Jazz” or the “Company” refer to Jazz Pharmaceuticals Public Limited Company as of and following the completion of the Azur Merger. Upon the consummation of the Azur Merger, the historical financial statements of JPI became the Company’s historical financial statements. Accordingly, all references herein to the historical financial statements of the Company for periods prior to the Azur Merger refer to the historical financial statements of JPI. For financial statement reporting purposes, the Women’s Health Assets, which were owned by Azur prior to the Azur Merger, were acquired by the Company in the Azur Merger.

On June 12, 2012, the Company completed the acquisition of EUSA Pharma Inc. (now known as Jazz Pharmaceuticals (EUSA Pharma) Inc.) (“EUSA”) in connection with which an indirect wholly-owned subsidiary of the Company merged with and into EUSA, with EUSA continuing as the surviving corporation and as an indirect wholly-owned subsidiary of the Company (the “EUSA Acquisition” and together with the Azur Merger, the “Mergers”).

The unaudited pro forma condensed combined balance sheet at June 30, 2012 gives effect to the Disposition as if it had occurred on June 30, 2012. As of June 30, 2012, the acquired Azur and EUSA businesses had been consolidated with the Company for balance sheet purposes.

The unaudited pro forma condensed combined statements of operations for each of the year ended December 31, 2011 and the six months ended June 30, 2012 are presented as if the Mergers and the Disposition (collectively, the “Transactions”) were all consummated on January 1, 2011. The unaudited pro forma condensed combined financial statements presented herein are based on the historical financial statements of Jazz, Azur and EUSA after giving effect to the Mergers (using the acquisition method of accounting) and to the Disposition by applying the assumptions and adjustments described in these notes. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 combines the Company’s unaudited consolidated statement of operations for the six months ended June 30, 2012 with Azur’s unaudited consolidated statement of operations from January 1, 2012 through the effective time of the Azur Merger on January 18, 2012 and EUSA’s unaudited consolidated statement of operations from January 1, 2012 through the effective time of the EUSA Acquisition on June 12, 2012. Operations of the acquired Azur and EUSA businesses were reflected in the operating results of the Company after January 18, 2012 and June 12, 2012, respectively.

The Mergers

Under the acquisition method of accounting, the assets and liabilities of Azur and EUSA were recorded at their respective fair values and added to those of JPI including an amount for goodwill representing the difference between the acquisition consideration and the fair value of the identifiable net assets. For additional information regarding the Azur Merger and the EUSA Acquisition, see the Current Report on Form 8-K filed by the Company with the SEC on February 28, 2012 and the Current Report on Form 8-K/A filed by the Company with the SEC on August 10, 2012, respectively.

2. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the impact on the balance sheet as if the Disposition had been consummated as of June 30, 2012 and to reflect the impact on the statement of operations as if each of the Transactions had been consummated on January 1, 2011. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a.	To reflect the cash received from the Disposition.

b.	To reflect the impact of the Disposition on other balance sheet accounts as of June 30, 2012.

c.	To allocate goodwill related to the Disposition based upon the estimated fair value of the Women’s Health Assets relative to the Company’s fair value.

d.	To accrue for estimated nonrecurring transaction costs related to the Disposition.

e.	To reflect the impact on operating results as if the Disposition had occurred on January 1, 2011.

f.	To reverse deferred revenue recognized after the deemed completion date for the Mergers of January 1, 2011.

g.	To adjust EUSA’s balances to conform to Jazz’s presentation.

h.	To remove the amount of fair value inventory step-up expense recognized in the Jazz historical statement of operations for the six months ended June 30, 2012 related to the Mergers since it does not have continuing impact on the operations of the combined business.

i.	To remove the amount of bonus and payroll taxes resulting from the EUSA Acquisition since it does not have continuing impact on the operations of the combined business.

j.	To record amortization of an above market lease obligation on a straight-line basis over the remaining lease term.

k.	To eliminate transaction costs related to the Transactions recorded in the statements of operations for the year ended December 31, 2011 and the six months ended June 30, 2012.

l.	To remove stock compensation expense associated with the acceleration of Azur and EUSA stock options in connection with the Mergers.

m.	To eliminate the historical intangible asset amortization expense of Azur and EUSA for the year ended December 31, 2011 and the six months ended June 30, 2012.

n.	To remove post-acquisition amortization expense of identifiable intangible assets related to the Mergers.

o.	To record amortization expense for identifiable intangible assets as if the Mergers had occurred on January 1, 2011.

p.	To eliminate interest expense associated with EUSA’s debt for the year ended December 31, 2011 and the six months ended June 30, 2012.

q.	To record interest expense associated with new debt borrowings by Jazz as if the EUSA Acquisition had occurred on January 1, 2011.

Jazz incurred new debt in June 2012 to partially fund the EUSA Acquisition which is comprised of a six-year term loan facility of $475.0 million. Borrowings under the term loan bear interest, at Jazz’s option, at a rate equal to either the LIBOR rate, plus an applicable margin of 4.25% per annum (subject to a 1.0% LIBOR floor), or the prime lending rate, plus an applicable margin equal to 3.25% per annum (subject to a 2.0% prime rate floor). Currently LIBOR rates are below the floor of 1% and therefore an increase in interest rates would only impact Jazz’s net interest expense to the extent it exceeds the floor of 1%. Based on variable rate debt levels of $475.0 million as of June 30, 2012, a 1/8 of a percent (0.125%) change in interest rates, above the LIBOR floor, would impact Jazz’s annual pro forma interest expense by $0.6 million.

r.	To eliminate the fair value adjustment related to liability classified share based instruments.

s.	To adjust the income tax provision as if the Mergers had occurred on January 1, 2011.

3. Non-recurring Transaction Costs

Jazz, EUSA and Azur have incurred and Jazz will continue to incur certain non-recurring transaction expenses. Non-recurring transaction expenses incurred were $14.2 million and $33.1 million during the year ended December 31, 2011 and during the six months ended June 30, 2012, respectively, and are reflected as an adjustment to reduce selling, general and administrative expenses in the pro forma condensed combined statements of operations as they are non-recurring and directly attributable to the Mergers.

Non-recurring transaction expenses related to the Disposition are expected to be approximately $3.3 million, of which less than $0.1 million had been incurred by June 30, 2012. These Disposition transaction expenses are not reflected in the pro forma condensed combined statement of operations for the six months ended June 30, 2012 as they are not expected to have a continuing impact on operations. The pro forma condensed combined balance sheet as of June 30, 2012 includes an adjustment of $3.3 million to accrued liabilities for transaction expenses expected to be incurred by Jazz subsequent to June 30, 2012 (see Note 2, Pro Forma Adjustments above) related to the Disposition.